SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 8, 2003


                    CELLULAR TECHNICAL SERVICES COMPANY, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                    0-19437                    11-2962080
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(State or Other Jurisdiction        (Commission                 (IRS Employer
      of Incorporation)              File No.)               Identification No.)


2815 Second Avenue, Suite 100, Seattle, Washington                       98121
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(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (206) 443-6400


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE

          On December 11, 2002, Cellular Technical Services Company, Inc. ("CTS"), and GTS Prepaid, Inc. ("GTS"), entered into an agreement whereby CTS agreed to (i) sell to GTS on a consignment basis its inventory of pre-paid phone cards and (ii) authorize GTS to act as its agent to collect certain accounts receivable. Such transaction closed on January 7, 2003.

          On April 8, 2003, CTS and GTS entered into an agreement whereby CTS loaned to GTS the unpaid portion of (i) the accounts receivable collected by GTS, and (ii) the portion of the consigned inventory of phone cards sold by GTS, the aggregate of which totaled $353,484.45. Such obligation bears interest at the rate of 15% per annum and is to be paid to CTS in 49 weekly installments.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)       Exhibits
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                    10.1   Letter Agreement between Cellular Technical Services
                           Company, Inc. and GTS Prepaid, Inc.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2003

                                          CELLULAR TECHNICAL SERVICES
                                          COMPANY, INC.



                                          By: /s/ Bruce York
                                              ----------------------------------
                                              Name:  Bruce York
                                              Title: Vice President and
                                                     Chief Financial Officer

                                 EXHIBIT INDEX

          Exhibit No.
          ----------

          10.1 Letter Agreement between Cellular Technical Services Company, Inc. and GTS Prepaid, Inc.